UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2020

Herbalife Nutrition Ltd.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands		KY1-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 4, 2020, in connection with Herbalife Nutrition Ltd.’s (the “Company’s”) announcement of a distribution of warrants pro rata to all of its shareholders, the Company entered into an agreement (the “Letter Agreement”) with respect to the Second Amended and Restated Support Agreement dated July 15, 2016, with Carl C. Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. A copy of the Letter Agreement is filed herewith and is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On November 5, 2020, the Company issued a press release announcing its financial results for its fiscal quarter ended September 30, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2020, the Company’s Board of Directors appointed Alexander Amezquita, currently Senior Vice President, Finance, Strategy and Investor Relations, as the Company’s Chief Financial Officer, effective November 9, 2020 (the “Effective Date”). Mr. Amezquita will be succeeding Shin-Shing Bosco Chiu, currently Chief Financial Officer, who will transition to a newly-created position as the Company’s Chief Risk Officer on the Effective Date.

Mr. Amezquita, 47, has served as the Company’s Senior Vice President, Finance, Strategy and Investor Relations since November 2018. From October 2017 to November 2018, Mr. Amezquita was the Senior Vice President, Finance and Strategic Planning. Prior to joining the Company in October 2017, Mr. Amezquita was Senior Vice President at Moelis and Company from August 2012 to October 2017. Mr. Amezquita holds an MBA in finance from the Wharton School at the University of Pennsylvania, and a Master and Bachelor of Science degree in electrical and computer engineering from Carnegie Mellon University.

Mr. Amezquita is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.  Other Events.

On November 4, 2020, the Company’s Board of Directors declared a pro rata distribution of stock purchase warrants to the Company’s shareholders of one warrant for every four common shares held. Each warrant will entitle the holder to purchase an Herbalife Nutrition common share at an exercise price of $67.50 per share. The warrants will have a seven-year term and will be exercisable only on the expiration date. The record date for the distribution is November 16, 2020 and the distribution or payment date is December 14, 2020.  The Company expects to list the warrants on The New York Stock Exchange.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Letter Agreement, dated November 4, 2020, with respect to Second Amended and Restated Support Agreement, dated July 15, 2016, by and among Herbalife Nutrition Ltd., Carl C. Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp.

99.1	Press Release issued by Herbalife Nutrition Ltd. on November 5, 2020.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on November 5, 2020 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

November 5, 2020	By:	/s/ HENRY C. WANG
Name: Henry C. Wang
Title: EVP, General Counsel and Corporate Secretary